UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 13, 2025

KELLY SERVICES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-01088	38-1510762
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

999 WEST BIG BEAVER ROAD

TROY, Michigan 48084

(Address of Principal Executive Offices)

(Zip Code)

(248) 362-4444

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, $1.00 par value per share	KELYA	The Nasdaq Stock Market LLC
Class B Common Stock, $1.00 par value per share	KELYB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2025, Kelly Services, Inc. (the “Company”) filed a Current Report on Form 8-K reporting that Peter Quigley, then President and Chief Executive Officer of the Company, had informed the Company’s Board of Directors (the “Board”) of his intention to retire as an officer in 2025 upon the appointment of his successor. On August 7, 2025, the Company filed a Current Report on Form 8-K reporting that Mr. Quigley’s successor, Christopher Layden, had been named President and Chief Executive Officer of the Company, effective September 2, 2025, and that Mr. Quigley would remain as a strategic advisor to the Company to ensure a smooth transition and would continue to serve as a member of the Board until the next Annual Shareholders Meeting in May 2026.

On November 12, 2025, the Company and Mr. Quigley entered into a Separation and Transition Advisory Services Agreement in connection with Mr. Quigley’s previously announced retirement as President and Chief Executive Officer. Under the agreement, the terms of Mr. Quigley’s employment and compensation remain the same through October 31, 2025. Beginning November 1, 2025, he will remain an employee and provide transition advisory services through April 30, 2026, receiving a monthly payment of $25,000 and continued benefits during this period. His equity awards will vest through the separation date, with unvested awards forfeited thereafter. The 2025 payment under the Short-Term Incentive Plan, if any, will be paid based on the first ten months of his 2025 base salary. The agreement also includes reimbursement for certain business expenses, continuation of specific benefits, and post-employment covenants such as non-competition, non-solicitation, confidentiality, and non-disparagement. Mr. Quigley has provided a general release of claims against the Company, and the Company will continue to indemnify him for acts taken while providing services.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation and Transition Advisory Services Agreement, which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Separation and Transition Advisory Services Agreement between Kelly Services, Inc. and Peter Quigley.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KELLY SERVICES, INC.

Date: November 14, 2025	/s/ Vanessa Peterson Williams
Vanessa Peterson Williams
EVP, General Counsel and Corporate Secretary